UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation)

100 North Sepulveda Blvd., Suite 1050, El Segundo,
California		90245
(Address of Principal Executive Offices)		(Zip Code)

(310) 606-4700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2007, the Compensation Committee of the Board of Directors approved new base salaries for certain of the Company’s executive officers.  The revised salaries were based on recommendations to the Compensation Committee from its independent compensation consultant, Frederick W. Cook & Co., Inc.  The Compensation Committee retained Frederick W. Cook & Co. in December 2006.  The basis for Frederick W. Cook & Co.’s recommendation was an extensive review of executive compensation at the Company, which included a benchmarking study utilizing a peer group based on the Company’s size, business model and recent growth.  Based on this recommendation, the Compensation Committee set base salaries effective March 8, 2007 for the executive officers indicated below at the levels next to their names.

2007 Base
Name	Salary

Robert Blain	$460,000
President, Asia-Pacific Region

Kenneth J. Kay	$535,000
Senior Executive Vice President and
Chief Financial Officer

Laurence H. Midler	$420,000
Executive Vice President and
General Counsel

Brett White	$850,000
President and Chief Executive Officer

The Company intends to provide additional information regarding executive officer compensation in the proxy statement for the Company’s 2007 annual meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2007		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer